Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	David Rosenthal
Investor Relations Manager	Chief Financial Officer
(303) 440-5330	(303) 440-5330

SpectraLink Announces Preliminary Second Quarter Results

BOULDER, Colo. – July 12, 2004 — SpectraLink Corporation (Nasdaq: SLNK) today announced preliminary results for the second quarter of 2004. Total revenue for the quarter is expected to be approximately $20 million, and earnings per diluted share is expected to be approximately $0.10. These results fall short of market expectations primarily because of lower gross margins, higher G&A costs and slower than anticipated order flow in the last week of the quarter.

Notwithstanding the lower than expected end of quarter order activity, second quarter revenue performance is expected to be a Company record due in part to increased NetLink sales representing approximately 45% of total product sales. The strong NetLink sales were supported by international sales for the quarter that are expected to exceed the total amount of international sales for 2003, and should represent more than 5% of total product sales for the quarter.

Gross margins moved to the middle of the previously guided range of 60-65%. This movement primarily resulted from a significant retail order and the accelerating shift to OEM distribution, which carries with it increased e340 enterprise-class handset shipments, all of which have been identified in the past as factors that will lower gross margins. In addition, NetLink product costs were higher than expected due to a key manufacturer’s raw material allocation. The shift in gross margins, combined with increased G&A expenses related to Sarbanes-Oxley compliance and executive search and replacement costs, negatively impacted operating margins and earnings for the quarter.

At this time, the Company is not changing its previously disclosed revenue guidance for 2004 of mid- to high $80 million, other than to note that it will likely be at the lower end of the range. The Company is continuing to review product mix and material costs, and now expects its operating margins will be lower than earlier estimates of 20% for the full year.

“While the quarterly financial results did not reach expected levels, the business and financials remain sound as we begin to transition the Company from a niche market provider to a mainstream player in partnership with the largest telecommunications manufacturers worldwide,” stated John Elms, president and CEO of SpectraLink.

SpectraLink will announce final second quarter results on July 22, 2004, after the market closes, and will host a conference call shortly after the release to discuss those results, and update revenue and operating margin guidance for the remainder of 2004.

Portions of this release contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. Prospective investors should not place undue reliance on such forward-looking statements. SpectraLink cautions you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; changes in rules and regulations of the FCC; the success of SpectraLink’s transition to a business plan involving more OEM transactions; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. For additional information concerning factors that could cause actual results to differ materially from the results indicated by the forward-looking statements and other statements in this release, we refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, including the section titled Forward-Looking Statement Factors in our Annual Report on Form 10-K for the year ended December 31, 2003. This filing is available on the Investors section of SpectraLink’s website located at www.spectralink.com. SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof.